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                                                                   EXHIBIT 10.17

                                   TERMINATION

                                       OF

                              EMPLOYMENT AGREEMENT

      WHEREAS, El Paso CGP Company (f/k/a The Coastal Corporation) (the "Company") and Rodney D. Erskine (the "Executive") have entered into an Employment Agreement dated January 29, 2001 (the "Employment Agreement"); and

      WHERAS, the Company and Executive desire to terminate that Employment Agreement before the end of the Employment Period, as defined in the Employment Agreement.

      NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company and Executive agree as follows:

      1. The Employment Agreement is terminated effective on the date of this Agreement and the Company and Executive are hereby released from any and all obligations under the Employment Agreement.

      2. The Company agrees to pay Executive a lump sum payment in the amount of $2,727,910 in consideration for such release, with such payment to be made to Executive by January 15, 2003.

      3. In the event that the Executive voluntarily terminates his employment with the Company or any of its subsidiaries for any reason within a period of one (1) year from the effective date of this Agreement, Executive covenants and agrees that he will not (during the one (1) year period from the effective date of this Agreement), directly or indirectly, acquire (other than less than ten percent (10%) of the publicly traded shares or other publicly traded interests of any corporation, partnership, trust or other business organization), manage, control, participate in, consult with, render services to, or in any manner engage in any business with any person, corporation, partnership, trust or other business organization which is

      (a) a competitor of El Paso Corporation (including any of its subsidiaries or affiliates) ("El Paso") in any business activity conducted in the "Business Region" (defined below) that

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represented more than three percent (3%) of El Paso's consolidated operating income as determined in El Paso's then most recently completed fiscal year, or

      (b) a customer or customers whose business transactions with El Paso in the Business Region gave rise, in the aggregate, to more than three percent (3%) of El Paso's consolidated gross revenues during its then most recently completed fiscal year.

      For this purpose, the "Business Region" means any State in the United States of America in which El Paso was materially engaged in business at any time during the term of Executive's Employment Agreement.

      The parties to this Agreement acknowledge and agree that the restrictions set out in this Paragraph 3 shall not apply in the event that Executive's employment terminates as a result of a "change of control" event or a "good reason" termination, as such terms are defined in the El Paso Corporation Key Executive Severance Protection Plan (as amended). The parties to this Agreement further acknowledge and agree that no basis for a "good reason" termination presently exists and that no attempt by Executive to trigger a "good reason" termination hereafter shall be based upon facts or circumstances predating the date of execution of this Agreement.

      The Executive acknowledges that monetary damages would not constitute an adequate remedy for El Paso in the event of a breach of this covenant, and he therefore agrees that El Paso shall be entitled to injunctive or other equitable relief for the enforcement hereof.

      4. Executive shall continue his employment with the Company or any of its subsidiaries at will until such time as either party decides to terminate the employment arrangement.

      IN WITNESS WHEREOF, the parties have executed this Agreement effective as of this 16 day of December, 2002.


EL PASO CGP COMPANY

By: /s/ David E. Zerhusen                    /s/ R.D. Erskine           12/16/02
    -------------------------                ---------------------
        David E. Zerhusen                     Rodney D. Erskine
 Its Executive Vice President
        Administration


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